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                                                                 Exhibit 3(i)(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALLIN COMMUNICATIONS CORPORATION

                                  AS AMENDED


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware General Corporation Law"), hereby certifies that:


                                   ARTICLE I

                                      Name

     The name of the corporation is Allin Communications Corporation (the "Company").


                                   ARTICLE II

                         Address of Registered Office;
                            Name of Registered Agent

     The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware 19805, County of New Castle. The name of the registered agent at that address is Corporation Service Company.


                                  ARTICLE III

                               Purpose and Powers

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.
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                                   ARTICLE IV

                                 Capital Stock

     Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 20,100,000. The authorized capital stock is divided into 100,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 20,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock").

     Each share of Common Stock previously authorized (such Common Stock being hereinafter referred to in this paragraph as "old Common Stock") shall, at the close of business on the date this amendment becomes effective, be changed, reclassified and split into 2,400 shares of Common Stock. Of the 20,000,000 shares of Common Stock authorized, a sufficient number shall be reserved for issuance to the holders of old Common Stock of record at the close of business on the date this amendment becomes effective to effectuate the 2,400-for-one stock split of the old Common Stock, and the remaining shares of Common Stock shall be regarded as authorized but unissued and unreserved shares of Common Stock.

     Section 4.2  Preferred Stock.

     (a) The shares of Preferred Stock of the Company may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such class or series, adopted by the Board of Directors as hereinafter provided. All shares of the same class and series of Preferred Stock will be identical, but shares of different classes or series of Preferred Stock need not be identical or rank equally except as provided by law or herein.

     (b) Authority is hereby expressly granted to the Board of Directors of the Company, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by the resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

          (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

          (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Company, and whether such dividends shall be cumulative or noncumulative;

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          (iii) whether the shares of such class or series shall
be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

          (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Company, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) the restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock;

          (viii) whether or not the issue of any additional shares of any such class or series or of any other class or series in addition to such class or series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding class or series of Preferred Stock theretofore issued pursuant to this Section 4.2 and, if subject to additional restrictions, the extent of such additional restrictions; and

          (ix) the rights of the holders of the shares of such class or series upon the dissolution, liquidation or winding up of, or upon the distribution of assets of, the Company.

For purposes of this Section 4.2, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company or a consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

The Board of Directors of the Company is further expressly vested with the authority to make the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class or series of Preferred Stock dependent upon facts ascertainable outside this Certificate of Incorporation or of any amendment hereto, or outside the resolutions or resolutions providing for the issuance of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or

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resolutions providing for the issue of such stock adopted by the Board of
Directors of the Company.

Any specification for a class or series of Preferred Stock of designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, pursuant to this Section
4.2 shall be defined in this Certificate of Incorporation as a "Preferred Stock Designation."

     (c) Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Company shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issuance of any class or series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all classes and series, to receive such dividends as from time to time may be declared by the Board of Directors of the Company.

     Section 4.3 Common Stock. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them on each matter on which they are entitled to vote. The holders of Common Stock shall be entitled to participate share for share in any cash dividend which may be declared from time to time on the Common Stock of the Company by the Board of Directors and to receive pro rata the net assets of the Company on dissolution, liquidation or winding up of the Company, in both cases subject to all amounts to which the holders of Preferred Stock are entitled to receive or have set aside.


                                   ARTICLE V

                                  Incorporator

     The name and the mailing address of the incorporator are as follows:

          Name                                Mailing Address
          ----                                ---------------

     Eileen R. Sisca                     c/o Eckert Seamans Cherin & Mellott
                                         600 Grant St., 42nd Floor
                                         Pittsburgh, PA 15219

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                                   ARTICLE VI

                          Term of Existence Perpetual

     The Company is to have perpetual existence.


                                  ARTICLE VII

                               Board of Directors

     Section 7.1 Powers of the Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

     (a) adopt, amend, alter, change or repeal the Bylaws of the Company, by the affirmative vote of a majority of the whole Board of Directors; provided,
                                                                --------
however, that the stockholders entitled to vote may prescribe that any Bylaw
-------
adopted by the stockholders may not be amended, altered, changed or repealed by the Board of Directors; and provided, further, that no Bylaws hereafter adopted
                            --------  -------
shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted;

     (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Company, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Company, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

     (c) exercise all such powers and do all such acts as may be exercised or done by the Company, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Company.

     Section 7.2 Number of Directors. The number of directors of the Company shall be not less than five (5) or more than twelve (12). The exact number of directors shall be determined within such minimum and maximum by resolution adopted by the directors.

     Section 7.3 Term. Each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death.

     Section 7.4 Removal. The entire Board or any individual director may be removed from office only for cause by the affirmative vote of the holders of a majority of the

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outstanding shares of capital stock of the Company then entitled to vote at an election of directors. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

     Section 7.5 Vacancies. A vacancy occurring on the board, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-third (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

     Section 7.6 Election of Directors by Holders of Preferred Stock. Whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of this Certificate of Incorporation and any Preferred Stock Designation applicable thereto.


                                  ARTICLE VIII

                                Indemnification


     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

     (a) that he or she is or was a director or officer of the Company, or

     (b) that he or she, being at the time a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Company, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Company or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the

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fullest extent not prohibited by Section 145 of the Delaware General Corporation
Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against any expense, liability or loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article VIII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Company, or director, officer, employee or agent of such other enterprise, and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws of the Company or by the Board, the Company shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board. The right to indemnification conferred in this Article VIII: (1) shall be a contract right; (ii) shall not be changed by any amendment of this Certificate of Incorporation to adversely affect any indemnitee with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws of the Company, include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

     Section 8.2 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws of the Company may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VIII.

     Section 8.3 Agents and Employees. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Company (or any person serving at the Company's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Company's affiliates, predecessor or subsidiary corporations or a constituent corporation absorbed by the Company in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board to the fullest extent of the provisions of this Article VIII in cases of the

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indemnification and advancement of expenses of directors and officers of the
Company, or to any lesser extent (or greater extent, if permitted by law) determined by the Board.


                                   ARTICLE IX

                      Limitation on Liability of Directors


     No person shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however,
                                                             -------- -------
that the foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.


                                   ARTICLE X

                                   Compromise


     Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the

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creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Company, as the case may be, and also on this Company.


                                   ARTICLE XI

                   Amendment of Certificate of Incorporation


     The Company hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE XII

                                  Severability


     In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Article, Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.



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